Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

•
Registration Statement (Form S-8 No. 333-292263) pertaining to the Cars.com Inc. 2025 Inducement Equity Incentive Plan,
•
Registration Statement (Form S-8 No. 333-287762) pertaining to the Cars.com Inc. Omnibus Incentive Compensation Plan
•
Registration Statement (Form S-8 No. 333-218852) pertaining to the Cars.com Inc. Employee Stock Purchase Plan
•
Registration Statement (Form S-8 No. 333-218310) pertaining to the Cars.com Inc. Omnibus Incentive Compensation Plan, and
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Registration Statement (Form S-8 No. 333-218309) pertaining to the Cars.com Inc. Deferred Compensation Plan;

of our reports dated February 26, 2026, with respect to the Consolidated Financial Statements of Cars.com Inc. and the effectiveness of internal control over financial reporting of Cars.com Inc. included in this Annual Report (Form 10-K) of Cars.com Inc. for the year ended December 31, 2025.

/s/ Ernst & Young LLP

Chicago, Illinois

February 26, 2026